Exhibit 99.1
Insulet Issues a Nationwide Voluntary Medical Device Correction for the Omnipod® 5 Controller

ACTON, Mass.– November 14, 2022 – Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), today announced a Medical Device Correction for the Omnipod® 5 Automated Insulin Delivery System because of an issue with the Omnipod 5 Controller charging port and cable. This does not impact the Omnipod 5 Pod, the Omnipod® DASH Insulin Management System, the Omnipod® Insulin Management System, or compatible Android smartphone devices that have the Omnipod 5 App installed. These actions are taken voluntarily with the knowledge of the FDA.

Insulet has received 24 reports that the Omnipod 5 Controller charging port (USB-C port) or cable (USB cable) are melting, deforming, or discoloring due to heat generated by a poor connection between the cable and the port. The excess heat may cause minor burns if those areas of the Controller are touched or could lead to fire. No serious injuries have been reported to Insulet as a result of this issue.

Omnipod 5 users are being notified by email with instructions on how to detect and reduce the risk of an issue with the charging port or cable. Users who experience any issue should contact Insulet’s dedicated Customer Care team at 1-800-641-2049, which is available 24 hours a day, 7 days a week. Alternatively, Omnipod 5 users can utilize the FDA’s MedWatch Adverse Event Reporting program either online (www.fda.gov/medwatch/report.htm), by regular mail, or by fax (1-800-FDA-0178).

Additional information, including instructions to customers to mitigate risk, can be found on the Company’s website at www.omnipod.com/insulet-alerts.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s latest innovation, the Omnipod® 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and is fully controlled by a compatible personal smartphone. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 24, 2022 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

©2022 Insulet Corporation. Omnipod, Omnipod DASH and Omnipod 5 are trademarks or registered trademarks of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com